                                  PREAMBLE


This Trust is irrevocable. Your gift cannot be canceled or returned to you. You cannot revoke the Trust or change its terms in any way. You should contribute only an amount of money that you will never want back.

Creating this Trust may require the filing of a Federal Gift Tax Return (IRS Form 709) and a State Gift Tax Return, even if the amount of the gift is less than $10,000. Whether a Federal Gift Tax Return or a State Gift Tax Return is required will depend upon the options that you select in the Adoption Agreement, the amount of other gifts that you have made and the laws of the State or other jurisdiction in which you reside. See the Prospectus and the Statement of Additional Information for details.

This Trust Instrument is provided as a convenience to you and your attorney. Neither The Royce Fund nor Royce & Associates, Inc. can advise you whether the Trust is appropriate for your circumstances. Please consult with your attorney before signing the Adoption Agreement.

                         ROYCE GIFTSHARES FUND TRUST

This Instrument has been provided by The Royce Fund (including its successors, "TRF"), with State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110-2804, as trustee, to enable individuals to make irrevocable gifts that will be held in trust for others. Each individual making a gift under this Instrument (the "Donor") shall complete and execute a separate instrument (the "Adoption Agreement") specifying the individual for whom the gift is made (the "Beneficiary"), the amount of the gift (the "Initial Contribution") and the Donor's choices as to the payment or accumulation of income and other options, and shall deliver the same to State Street Bank and Trust Company or its successor in office from time to time (the "Trustee").

Upon receipt and acceptance of a properly completed and executed Adoption Agreement and collection of the Initial Contribution (the "Receipt Date"), the Trustee shall hold the Initial Contribution, together with all additions thereto, all gains thereon and all accrued, accumulated and undistributed income (collectively, the "trust fund"), in a trust (the "Trust") for the Beneficiary upon the terms and subject to the conditions of this Instrument and the Adoption Agreement.

     1. Trust Investments - (a) The Trustee shall invest the trust fund in Consultant Class or Investment Class shares (as indicated by the Adoption Agreement) of Royce GiftShares Fund (including its successors, "RGF"), a series of TRF.

          (b) The Trustee shall reinvest all net investment income dividends and capital gains distributions that are not required to be distributed currently to the Beneficiary in additional shares of RGF, of the same class as the shares with respect to which the dividend or distribution was made, except as otherwise provided in paragraph "(c)" of this Section.

          (c) If Consultant Class shares of RGF should ever become unavailable, the Trustee shall invest the trust fund in Investment Class shares. If Investment Class shares of RGF should ever become unavailable, the Trustee may invest the trust fund in a comparable investment, to be selected by the Trustee in its sole and absolute discretion.

          (d) The Trustee shall not be liable or responsible for any loss resulting to the trust fund or to any present or future beneficiary of the Trust by reason of the investment in shares of RGF or any investment substituted for that fund pursuant to this paragraph.

     2. Withdrawal Rights - If the Donor selects the "Withdrawal Option" in the Adoption Agreement:

          (a) Within 30 days after receipt and collection by the Trustee of the Initial Contribution or any subsequent addition to the Trust, the Beneficiary shall have the right to either (i) withdraw all of the shares of RGF acquired by the Trustee with the Initial Contribution or such subsequent
addition, as the case may be, or (ii) direct the Trustee to redeem such shares of RGF and distribute the net proceeds of such redemption to the Beneficiary. The Trustee shall notify the Beneficiary of this right of withdrawal promptly after receipt of the Initial Contribution or any additional contribution.

          (b) The Beneficiary shall have the power, at any time, to direct the Trustee to make tax equalization distributions. In the event of such direction, the Trustee shall pay the amount of such tax equalization distribution to the Beneficiary within 90 days after the end of the calendar year in which such direction is made and each calendar year thereafter prior to the calendar year in which the termination of the Trust occurs. The amount of the tax equalization distribution for any calendar year shall be determined by multiplying each class of income earned by the Trust for that calendar year (ordinary income or capital gains) by the highest marginal Federal tax rate for unmarried individuals for that calendar year applicable to that class of income. Any direction made pursuant to this paragraph shall be irrevocable.

     3. Education Expenses - (a) If the Donor selects the "Withdrawal Option" in the Adoption Agreement and the Donor has so authorized in the Adoption Agreement, the Beneficiary may direct the Trustee to pay the expenses of the Beneficiary's post-secondary education at any college or other post-secondary institution (the "Post-Secondary Institution") that the Beneficiary attends. For purposes of this Section:

                    (i) the term "college or other post-secondary education" means (a) a college or post-graduate degree program at an accredited college or university or (b) with the written consent of the Representative (as defined below), any other post-secondary program at a technical, vocational or religious post-secondary school; and

                    (ii) the term "expenses of the Beneficiary's post-secondary education" means (a) the charges of the Post-Secondary Institution for tuition, room and board and such other fees and expenses (such as laboratory fees and student activity fees) as are required by the Post-Secondary Institution in connection with such education ("Institutional Charges") and (b) with the written consent of the Representative, charges for books, off-campus living expenses, travel sponsored by the Post-Secondary Institution or Post-Secondary Institution-related organizations and other non-mandatory activity fees ("Personal Charges").

The Trustee, in its sole and absolute discretion, shall determine whether a particular institution is a Post-Secondary Institution within the meaning of this paragraph.

      (b) The Beneficiary shall submit to the Trustee any bill or statement from the Post-Secondary Institution for the Beneficiary's Institutional Charges and, upon receipt of that bill or statement, the Trustee shall pay the amount of such bill or statement to the Beneficiary and the Post-Secondary Institution as joint payees. Alternatively, the Trustee may, in its sole and absolute discretion, make such payments directly to the Post-Secondary Institution for the Beneficiary's Institutional Charges pursuant to any direct deposit expense payment plan that the Trustee deems acceptable. The Trustee may rely, without further investigation, upon any bill or statement of such institution that appears to the Trustee to be genuine.

          (c) The Beneficiary shall submit to the Trustee a statement signed by the Beneficiary and the Representative, in such form and with such acknowledgment or guaranty of such signatures as the Trustee shall require, for the Beneficiary's Personal Charges and, upon receipt of that statement, the Trustee shall pay the amount of such statement to the Beneficiary and deliver a Notice of such payment to the Representative. The Trustee may rely, without further investigation, upon any such statement that appears to the Trustee to be genuine.

          (d) The Trustee may charge a reasonable fee for the services provided in this Section, in addition to any other fees that it may collect for its services as Trustee.

          4. Tax Withholding - Notwithstanding any other provision of this Instrument, the Trustee is authorized to withhold from any distribution required under this Instrument any Federal, state or local taxes that may be required to be withheld with respect to the payment of such distribution under applicable Federal, state or local law, and to pay the amounts withheld to the appropriate taxing authorities.

          5. Trust Termination - (a) Except as otherwise provided in paragraph "(b)" of this Section, the Trust shall terminate on the last to occur of (i) the termination date specified by the Donor in the Adoption Agreement, (ii) the tenth (10th) anniversary of the Receipt Date, and
(iii) the Beneficiary's twenty-first (21st) birthday. Upon termination of the Trust pursuant to this paragraph, the Trustee shall distribute the entire trust fund to the Beneficiary.

          (b) If the Beneficiary dies before the termination date specified in paragraph "(a)" above, the Trust shall thereupon terminate and the trust fund shall be distributed (i) to or among such persons, corporations or entities, including the Beneficiary's estate, the Beneficiary's creditors or the creditors of the Beneficiary's estate, outright or in trust and upon such terms and conditions as the Beneficiary shall appoint by his or her last will and testament, duly admitted to probate, which makes specific reference to this provision, or (ii) if (or to the extent that) the Beneficiary fails to exercise this general power of appointment effectively, to the person or persons specified in the Adoption Agreement as the "Secondary Beneficiaries" (in equal shares, if more than one), or (iii) if no Secondary Beneficiary is specified in the Adoption Agreement, to the executors or administrators of the Beneficiary's estate.

          6.     Additional  Contributions  -  Any  person  (other  than  the
Beneficiary,   the   Beneficiary's  spouse,  the   Representative,   or   the
Representative's  spouse) may add property to the

Trust by  delivery  of  the
same to the Trustee, which shall in all respects be subject to this Instrument, as supplemented by the Adoption Agreement. (Such additional gifts may require the filing of a Federal and state gift tax return.)

     7.    Beneficiaries  Younger  Than 21 - (a)   If  and  for  so  long
as the Beneficiary is under the age of eighteen (18) years, (i) except as otherwise provided in Section 0 and in paragraph "(b)" of this Section, all distributions required to be made to the Beneficiary under this Instrument shall be paid to the Representative (as defined below), (ii) all of the rights and powers given to the Beneficiary by this Instrument shall be exercisable by the Representative and (iii) all notices, statements, proxies and other communications required to be sent to the Beneficiary under this Instrument shall be sent to the Representative.

          (b) If the Donor so specifies in the Adoption Agreement, all distributions required to be made to the Beneficiary under this Instrument before the Beneficiary's twenty-first (21st) birthday shall be paid to the Representative, as custodian for the Beneficiary under the Uniform Transfers to Minors Act of any jurisdiction, except as otherwise provided in Section 0.

     8. The Representative - The "Representative" shall be the individual (other than the Donor or the Donor's spouse) specified in the Adoption Agreement to serve in that capacity. The Representative shall be authorized to appoint another individual (other than the Donor or the Donor's spouse) to serve as successor Representative. If the Representative dies or becomes disabled without having appointed a successor Representative, his or her guardian, conservator or committee or the executors or administrators of his or her estate shall appoint a successor Representative. The Trustee may rely, and shall be protected in acting upon, any request, consent or election made by the Representative on behalf of the Beneficiary.

     9. Assignment or Invasion of the Trust Fund Prohibited - The Beneficiary shall have no power to assign, transfer, encumber or otherwise dispose of any interest in the trust fund, and all sums payable to the Beneficiary hereunder shall be free and clear of the Beneficiary's liabilities, debts, contracts and assignments and from levies, attachments or similar proceedings of any kind, including claims for alimony, child support or similar obligations, and free from the control of his or her spouse. No provision of law that would otherwise authorize a court to direct that the trust fund be invaded for any purpose shall apply to the Trust.

     10. Trustee Powers - In addition to and not in limitation of any powers conferred upon fiduciaries by law, the Trustee is expressly authorized, in its sole and absolute discretion:

          (a) To appoint agents, accountants, experts and counsel, including individuals and entities affiliated with the Trustee, TRF or RGF's investment adviser, and to authorize any one or more of them to perform the Trustee's ministerial acts hereunder, including but not limited to the acceptance of investments, maintenance of financial and other records, collection and remittance of fees and expenses, if any, issuance of reports and accountings to beneficiaries, distribution of the trust fund at the termination of the Trust and preparation, execution and filing of tax returns and payment of taxes shown to be due on such returns.




          (b) To pay from the trust fund any and all expenses, costs, fees, taxes, penalties or other charges, including compensation to any agents, accountants, experts and counsel whose services may be required in the administration of the Trust.

          (c) To hold property in its own name, unregistered, in the name of a nominee, in such form as will pass by delivery or in book-entry form.

          (d) To pay reasonable annual and other fees to itself comparable to the fees for such services charged by others.

           (e) 1To determine the form of any notices required in connection with any rights or powers exercisable by the Beneficiary under this Instrument and any reasonable conditions on the exercise of such rights or powers that the Trustee finds necessary or convenient for the efficient administration of the Trust.

     11. Voting of RGF Shares - The Trustee shall deliver, or arrange for delivery of, notices of meetings of RGF shareholders, RGF proxy statements and RGF proxies in sufficient time to enable the Beneficiary to attend such meeting in person or vote by proxy. The Trustee shall vote all shares of RGF for which no proxies are returned (and which are not present in person at the meeting) in the same proportion as RGF shares for which proxies are returned.

     12. Accounting Reports - (a) The Trustee is authorized to send to the Beneficiary (or to the executors or administrators of the Beneficiary's estate, if the Beneficiary has died), annually or more frequently as the Trustee shall determine, a written account of its administration of the Trust (which may be or include a periodic statement of the Trust's account with RGF) setting forth (i) all investments, receipts and disbursements and other transactions effected during the period from the Receipt Date, or from the close of any preceding period covered by such an account, to the closing date of such account selected by the Trustee, (ii) all cash, securities and other property held at the close of such period and the current value thereof and
(iii) such other information as may be required of the Trustee under applicable law. The Trustee shall also send copies of such accounts to the Donor upon his or her written request. The written approval of such account by the Beneficiary (or the executors or administrators of the Beneficiary's estate, if the Beneficiary has died) shall make such account binding and conclusive upon all persons

(whether or not in being)  then  or  thereafter
interested in the Trust. The failure of the Beneficiary (or the executors or administrators of his or her estate) to object to any such account within 60 days after receipt of a copy of such account shall be deemed to be written approval of such account.

          (b) Nothing contained in this Section shall be construed as a limitation upon or prohibition against the Trustee's right to have its accounting judicially settled.

     13. Liability of Trustees and Agents - (a) No Trustee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the trust fund or the affairs of this Trust, except for his, her or its own acts constituting bad faith, willful misconduct or gross negligence, and all such persons shall look solely to the trust fund for satisfaction of claims of any nature arising in connection with affairs of the Trust. Without limiting the generality of the foregoing (and except as to acts of the Trustee constituting bad faith, willful misconduct or gross negligence):

          (b) The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Instrument, and no implied covenants or obligations shall be read into this Instrument against the Trustee.

          (c) The Trustee shall not be liable for any action taken in good faith in reliance upon the advice or opinion of any legal counsel, accountant or other expert or professional, and such advice or opinion shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by it in good faith and in reliance on, or in accordance with, such advice or opinion.

          (d) The Trustee may rely and shall be protected in acting upon any notice, request, consent, order or other paper or document reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          (e) The Trustee shall not be liable for any error of judgment made in good faith.

     14. Indemnification of Trustee - (a) The Trustee and each of its agents shall be indemnified by and receive reimbursement from the trust fund against and from any and all loss, liability, damage or expense that the Trustee or any of its agents may incur or sustain for or by reason of (i) any change in the Beneficiary's domicile without written notice to the Trustee or any of its agents, (ii) failure of the Beneficiary's executors, administrators or heirs to provide timely written notice to the Trustee or any of its agents of the Beneficiary's death, (iii) failure of the Donor to file any Federal or state gift or generation-skipping transfer tax return or to pay any Federal or state gift or generation-skipping transfer tax or
(iv) failure of the Beneficiary to file any Federal or state estate or income tax return or pay any Federal or state estate or income tax. The Trustee may receive advance payments in connection with the indemnification provided under this Section, subject to the Trustee's obligation to repay any amount advanced to it that is subsequently determined to be in excess of the amount to which it is entitled.

          (b) The rights accruing to the Trustee and its agents by reason of the foregoing shall not be deemed to exclude any other right to which it or they may legally be entitled, nor shall anything else contained herein restrict the right of the Trustee or any of its agents to contribution under applicable law.

     15. Resignation, Removal and Replacement of the Trustee - (a) Any Trustee may resign at any time upon 60 days notice in writing to TRF, whereupon a majority of those directors/trustees of TRF who are not interested persons of TRF or RGF's investment adviser, as defined in the Investment Company Act of 1940, as it may from time to time be amended, or any Act enacted in lieu thereof, shall select a successor Trustee in the manner provided in paragraph "c" below.

          (b) A majority of those directors/trustees of TRF who are not interested persons of TRF or RGF's investment adviser, may, upon 10 days notice in writing to the Trustee and RGF's investment adviser, remove any Trustee at any time acting hereunder.

          (c) Whenever any Trustee shall cease to act for any reason, its successor shall be such individual or entity as may be selected by a majority of those directors/trustees of TRF who are not interested persons of TRF or RGF's investment adviser. When the successor Trustee assumes office, notice thereof shall be sent to the Beneficiary.

          (d) No successor Trustee shall be liable or responsible for any act or default of any predecessor Trustee, nor shall any successor Trustee be required to inquire into or take any notice of the prior administration of the trust fund.

     16. Amendment - This Instrument may be amended by the Trustee, with the consent of a majority of those directors/trustees of TRF who are not interested persons of TRF or RGF's investment adviser, at any time or from time to time, to promote the prompt and efficient administration of the Trusts under this Instrument or to carry out the purposes of the Trust; provided, however, that no such amendment may (i) adversely affect the rights of the Beneficiary in any significant respect, (ii) affect any election or option selected by the Donor, (iii) result in the return of any interest in or power over the Trust to the Donor or the Donor's spouse, (iv) expand the amendment powers of the Trustee under this paragraph or (v) violate any applicable statute or rule of law. Any such amendment shall apply to every Trust created under this Instrument and shall become effective only after 30 days prior written notice to the Beneficiary of every Trust created under this Instrument.

     17. Governing Law - This Instrument shall be construed and enforced, to the extent possible, according to the laws of the State of Massachusetts and all provisions hereof shall be administered according to the laws of said State.

     18. Severability - If any provision of this Instrument is found to be invalid, illegal or unenforceable in any respect, such provision shall be deemed to have been excised, and the balance of this Instrument shall remain in effect and shall be construed without regard to such provision, and each provision of this Instrument shall be valid and enforced to the fullest extent permitted by law.

                          ADOPTION AGREEMENT (1/98)
DONOR(S)         ___________________________________________________________
                 Name                  Soc. Security No.

                 ___________________________________________________________
                 Name                  Soc. Security No.

                 ___________________________________________________________
                 No. and Street          Apt. No.

                 ______________________________________(___)________________
                 City           State       Zip        Telephone

                 I (We), the Donor(s) named above, hereby adopt the terms of the Royce GiftShares Fund Trust and agree that the gift described in this Adoption Agreement shall be governed by the terms and conditions of the Royce GiftShares Fund Trust, subject to the options that I (we) have selected in this Adoption Agreement. I (WE) UNDERSTAND THAT THIS GIFT IS IRREVOCABLE AND CANNOT BE RETURNED TO ME (US), AND THAT I (WE) WILL HAVE NO CONTROL OVER THE TRUST THAT I (WE) HAVE CREATED.

BENEFICIARY       ___________________________________________________________
(Must be a        Name                  Soc. Security No.
citizen or
permanent         ___________________________________________________________
resident of the   No. and Street          Apt. No.
United States)
		  ______________________________________(___)________________
                  City           State       Zip        Telephone

                  __________________    _____________________________________
		  Date of Birth         Relationship to Donor

AMOUNT OF GIFT    ___________________________________________________________
(Minimum $5,000)  Make Check Payable to Royce GiftShares Fund

TRUST OPTIONS
(Refer to the
brochure
Select only one)  /  /
                  Withdrawal Option - I (we) want the gift to
                  qualify for the $10,000 Federal annual
                  gift tax exclusion, and/or, if selected below,
                  I (we) want to to give the beneficiary the
		  opportunity make withdrawals from the Trust
		  to pay for higher education and related costs.
                  /   /
                  Accumulation Option - I (we) are not concerned about the Federal annual gift tax exclusion, and I (we) want the Trustee to file necessary Federal and state income tax returns.


TERMINATION       This Trust will terminate on: __________________________
DATE              (month/day/year) (Date must be at least 10 years from
		  the date of your gift or the age of majority, whichever is longer)

HIGHER EDUCATION
EXPENSE PAYMENT   /  /
(For Withdrawal    The Beneficiary is authorized to withdraw funds for the
Option only)      expenses of his or her college, post-graduate or (with the consent of the Representative) other post-secondary education.



SECONDARY         ___________________________________________________________
BENEFICIARIES     Name/Relationshp
(See Trust
Agreement)        ___________________________________________________________
                  Name/Relationship

                  ___________________________________________________________
                  Name/Relationship

BENEFICIARY'S     The following individual is appointed to serve as the
REPRESENTATIVE    Beneficiary's "Representative," as defined in the Trust
(Complete if      Agreement, and is authorized to receive distributions,
Beneficiary is a  notices, proxies and other communications while the minor or has not Beneficiary is under the age of 18, and to approve certain completed his or educational expenses:
her education)
                  ___________________________________________________________
                  Name (Other than Donor or Donor's spouse)

                  ___________________________________________________________
                  No. and Street           Apt. No.

                  ______________________________________(___)________________
                  City           State       Zip        Telephone


DISTRIBUTIONS
BEFORE AGE 21     /  /
                   Pay all distributions made before the Beneficiary's 21st
                  birthday to the Representative named above as Custodian for the Beneficiary under the Uniform Transfers to Minors Act

I (WE) HAVE RECEIVED AND READ THE CURRENT PROSPECTUS FOR THE CONSULTANT CLASS OR INVESTMENT CLASS SHARES OF ROYCE GIFTSHARES FUND ("RGF") AND THE SECTION OF THE ROYCE FUND'S CURRENT STATEMENT OF ADDITIONAL INFORMATION CONCERNING FEDERAL GIFT, GENERATION-SKIPPING TRANSFER AND INCOME TAX MATTERS RELATING TO RGF. I (WE) UNDERSTAND THAT I (WE) MAY BE REQUIRED TO FILE A GIFT TAX RETURN REPORTING THIS GIFT, AND THAT IT IS MY (OUR) RESPONSIBILITY TO DETERMINE WHETHER A GIFT TAX RETURN WILL BE REQUIRED.

_____________________________________             ______________________
Signature of Donor                                          Date

_____________________________________             ______________________
Signature of Donor                                          Date


/  / Duplicate statements to Financial Advisor:
     Name_________________________________________________
     Company: ___________________________
     Address: ____________________________________________